UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

         Date of Report (Date of earliest event reported): June 4, 1998



                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)



    Indiana                            1-9250                35-1468632
  ----------------                    -----------            -------------------
   (State or other                   (Commission             (I.R.S. Employer
   jurisdiction of                    File Number)           Identification No.)
    organization)

    11825 North Pennsylvania Street
         Carmel, Indiana                                       46032
  --------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (317) 817-6100
                              --------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

ITEM 5.   OTHER EVENTS.

          On June 4, 1998, Conseco, Inc. ("Conseco") announced the pricing of $550 million of unsecured 6.4 Percent MandatOry Par Put Remarketed Securities ("MOPPRS") due June 15, 2011. As part of the MOPPRS structure, Salomon Brothers Inc purchased an option to remarket the securities as of the remarketing date of June 15, 2001. After considering the price for the remarketing option, Conseco will have an effective borrowing rate through the remarketing date of
5.57 percent. If the remarketing option is exercised in 2001, these securities will bear interest at a rate determined by specified procedures for a 10 year period.

          Conseco also announced the pricing of $250 million of 6.8 percent unsecured notes due June 15, 2005. The notes were priced at 99.756 percent of par to yield approximately 6.844 percent.

          Conseco intends to use the net proceeds from the sale of these notes to repay outstanding commercial paper.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

      (a) -- (b) Not applicable.

      (c)      Exhibits.

               4.22.3   6.8%  Note due June 15, 2005  issued  under  the  Senior
                        Indenture (one of several identical notes aggregating $250 million).

               4.22.4 6.4% MandatOry Par Put Remarketed Securities Note due June 15, 2011 issued under the Senior Indenture (one of several identical notes aggregating $550 million).

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONSECO, INC.


DATE:  June 8, 1998                   By:  /s/ ROLLIN M. DICK
                                           ----------------------------------
                                           Name:  Rollin M. Dick
                                           Title: Executive Vice President
                                                  and Chief Financial Officer